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                                                                  Exhibit 10.14

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

--------------------------------------------------------------------------------
No.1                                         Number of Shares: 50,416
Date of Issuance: October 18, 1999           Subject To Adjustment in The Manner
                                             Described Below

                              deltathree.com, Inc.

                                     WARRANT
                                     -------

         deltathree.com, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that Yahoo! Inc., a Delaware corporation, or its registered assigns (the "Registered Holder") is entitled, subject to the terms set forth below, to purchase from the Company, at any time on or after the date hereof up until the earlier of (i) 5:00 p.m., New York City time, on September 29, 2001, or (ii) the closing of the initial public offering (the "Initial Public Offering"), of the Company's Class A common stock ("Common Stock"), $.001 par value per share, having an aggregate offering price of at least twenty million dollars ($20,000,000) (the "Exercise Period"), in whole 50,416 fully paid and nonassessable shares of Common Stock at a price of $19.83 per share (the "Exercise Price"). This warrant (the "Warrant") is being issued pursuant to
Section 2.1 of the Common Stock and Warrant Purchase Agreement, dated even date hereof, between the Company and the Registered Holder (the "Purchase Agreement") and attached hereto as Exhibit A. As used herein, the term "Warrant Stock" shall mean the Common Stock issuable upon exercise of this Warrant.


         1.       Exercise.

                  (a) This Warrant may be exercised by the Registered Holder at any time during the Exercise Period by surrendering this Warrant, with the purchase form appended hereto as Exhibit B duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer in the amount of the Exercise Price multiplied by the number of shares of Warrant Stock for which this Warrant is being exercised (the "Purchase Price"). The Company shall notify the Registered Holder of the expected date of the expiration of the Exercise Period in accordance with Section 8 of this Warrant.

                  (b) The exercise of this Warrant, if any, shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in
Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the Registered Holder or Registered Holders of record of the Warrant Stock represented by such certificates.

                  (c) Net Issue Exercise.

                           (i) Notwithstanding the payment provisions set forth
above, in lieu of exercising this Warrant in the manner provided above in
Section 1(a), the Registered Holder may elect to receive shares of Warrant Stock equal to the value of this Warrant by surrender of this Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to Registered Holder a number of shares of Warrant Stock computed using the following formula:

                                  X = Y (A - B)
                                      --------
                                           A

Where X = The number of shares of Warrant Stock to be issued to the Registered
          Holder.

          Y = The number of shares of Warrant Stock as to which the Warrant is being exercised.

          A = The Fair Market Value (as defined below) of one share of Warrant
              Stock (at the date of such calculation).

          B = The Exercise Price (as adjusted to the date of such calculation).

                           (ii) For purposes of this Section 1(c), the Fair
Market Value of the Warrant Stock shall be determined in good faith by written resolution of

                                        2

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the Company's Board of Directors; provided, however, that if this Warrant is exercised in connection with the Initial Public Offering, the fair market value of the Warrant Stock shall be equal to the final price set for the Common Stock in the Initial Public Offering.

                  (d) As soon as practicable after the exercise of this Warrant, and in any event within 20 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled.

                  (e) Automatic Conversion In the event that the Registered Holder does not exercise this Warrant prior to the termination of the Exercise Period, to the extent that this warrant is then exerciseable and such conversion would result in the issuance of shares to the Registered Holder, this Warrant shall be deemed automatically converted through a Net Issue Exercise as described in Section 1(c) above immediately prior to the time at which it would otherwise expire.

         2.       Adjustments.

                  (a) If outstanding shares of the Warrant Stock shall be subdivided into a greater number of shares or a dividend in Warrant Stock shall be paid in respect of Warrant Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Warrant Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

                  (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the


                                        3

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exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled upon such consummation if such Registered Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 1 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

                  (c) When any adjustment is required to be made in the Exercise Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a) or (b) above.

         3. Termination Upon Reorganization. Simultaneous with the closing of a merger, consolidation, acquisition of all or substantially all of the assets or stock, of the Company by another entity (the "Surviving Entity") as a result of which the stockholders of the Company will own less than 50% of the voting capital stock of the surviving entity or the entity that controls such surviving entity immediately after the transaction or, in the case of a sale of assets, the Company will own after the transaction less than 50% of the assets owned by the Company prior to the transaction (collectively, a "Reorganization") prior to the expiration of the Exercise Period, as a result of which the stockholders of the Company receive cash, stock or other property in respect of their shares of Warrant Stock, this Warrant shall be canceled and all rights granted hereunder shall terminate; provided, however, that (a) the Company shall have delivered to the Registered Holder notice of the Reorganization no less than thirty (30) business days before the date scheduled for closing of the Reorganization, and (b) at the closing of such Reorganization this Warrant will be exchanged for a warrant to purchase such kind and number of shares of capital stock or other securities or property of the Company or the Surviving Entity to which the Registered Holder would have been entitled if it had held the Warrant Stock issuable upon the exercise hereof immediately prior to such Reorganization, which warrant shall have the same terms and conditions hereof.

                                        4

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         4.       Transfers. Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (i) such transfer is registered under the Securities Act and any applicable state securities or blue sky laws, (ii) an opinion of counsel, satisfactory to the Company, to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws; provided, however, that no such opinion of counsel shall be necessary for a transfer of Warrant Stock pursuant to Rule 144(k) promulgated under the Securities Act or any successor rule thereto, or (iii) the Company otherwise satisfies itself that such transfer is exempt from registration.

         5. Legend. A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred; provided, however, that such legend shall not be required and a stop transfer restriction order shall not be placed if (i) in the opinion of counsel to the Registered Holder (reasonably concurred with by counsel to the Company) registration of any future transfer is not required by the applicable provisions of the Securities Act, (ii) the Company shall have waived the requirements of such legends or (iii) the transfer of Warrant Stock shall be made in compliance with the requirements of Rule 144(k).

         6.       Registered Holder its Owner.     The Company may deem and
treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

         7. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 16 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment.

         8. Expiration. This Warrant (and the right to purchase securities upon exercise hereof) shall be void and all rights represented thereby shall cease (i) unless exercised during the Exercise Period or unless automatically converted pursuant to Section 1(e), as such period may be adjusted pursuant to
Section 3 hereof, or (ii) if the Redemption Right (as such term is defined in the Investors Rights Agreement, dated even date hereof, between the Company and the Registered Holder attached
                                        5
hereto as Exhibit C) is exercised by the Registered Holder, 180 days following the date on which such Redemption Right is exercised. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

         9.       Notices of Certain Transactions. In case:

                  (a) the Company shall take a record of the holders of its Warrant Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution other than as described in Section 2, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                  (b) of the Initial Public Offering, or

                  (c) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

                  (e) of any redemption of the Warrant Stock,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion, or
(iii) the anticipated date of effectiveness (the "Anticipated Effective Date") of the registration statement for the Initial Public Offering. Such notice shall

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be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice, except in the case of (iii) of this subsection, such notice shall be mailed and faxed at least forty-eight hours prior to the Anticipated Effective Date and upon actual effectiveness of the Registration Statement, the Company will confirm to the Registered Holder in writing (by fax) the date of the closing of the Initial Public Offering.

         10. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

         11. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of
Section 4 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         12. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

         13. Mailing of Notices. Any notice required or permitted pursuant to this Warrant shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed as follows:

         If to the Registered Holder:

         Yahoo! Inc.
         3420 Central Expressway
         Santa Clara, California 95051
         Attention: Senior Vice President, Corporate Development

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         with a copy to:

         Yahoo!Inc.
         3420 Central Expressway
         Santa Clara, California 95051
         Attention: General Counsel
         Fax: (408) 731-3400

         If to the Company:

         deltathree.com, Inc.
         430 Park Avenue
         New York, NY 10022
         Fax: (212) 588-3674
         Attention: General Counsel

         with a copy to:

         David J. Goldschmidt, Esq.
         Skadden, Arps, Slate, Meagher & Flom LLP
         919 Third Avenue  - 33rd Floor
         New York, New York 10022-3897
         Fax: (212) 735-2000

         Each of the foregoing parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties. All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and
(ii) in the case of mailing, on the third business day following the date of such mailing.

         14.      Warrant Holder Rights

                  (a) Rights in Connection with Warrant Stock. Upon exercise of all or part of this Warrant, the Registered Holder of the Warrant Stock shall be entitled to all rights with respect to such shares of Warrant Stock as set forth in the Investor Rights Agreement and the Company's certificate of incorporation.

                  (b) No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company; and except as otherwise provided herein, no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

         15. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

         16. Amendment or Waiver. This Warrant or any provision thereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         17. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

         18. Governing Law. THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         19. Successors and Assigns. This Warrant shall be binding upon the Company and inure to the benefit of Yahoo! Inc. and its successors and assigns.

         20. Investment Intent. By accepting this Warrant, the Registered Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

                  IN WITNESS WHEREOF, THE Company has executed this Warrant as of the date first written above.


                                                   deltathree.com, Inc.


                                                   By:_______________________

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                                                                       Exhibit A

                               PURCHASE AGREEMENT
                               ------------------

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                                                                       Exhibit B

                                FORM OF PURCHASE
                                ----------------


                 [To be executed only upon exercise of Warrant]

To deltathree.com, Inc.:

The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, ______ [_______] shares of Warrant Stock of deltathree.com, Inc. and herewith makes payment of $__________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _____________________________________ , whose address is ____________________________________________.

Dated:                       -----------------------------------------------
                             (Signature must conform in all respects to name of holder as specified on the face of Warrant)

                                      -----------------------------------
                                            (Street Address)

                                      -----------------------------------
                                         (City)(State)(Zip Code)

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                                                                       Exhibit C

                                      INVESTOR RIGHTS AGREEMENT
                                      -------------------------





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